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EXHIBIT 3.55

CERTIFICATE OF OWNERSHIP AND MERGER

OF

HUNTSMAN CORPORATION

INTO

TEXACO CHEMICAL COMPANY

Pursuant to Sections 103 and 253 of the
General Corporation Law of the
State of Delaware

        Huntsman Corporation, a Delaware corporation ("Huntsman"), hereby certifies as follows:

        FIRST:    The name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Huntsman Corporation	Delaware
Texaco Chemical Company	Delaware

        SECOND:    Huntsman owns all of the outstanding shares of capital stock of Texaco Chemical Company, a Delaware corporation ("TCC").

        THIRD:    The Board of Directors of Huntsman, by unanimous written consent dated April 13, 1994 pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), duly adopted resolutions authorizing the merger of Huntsman into TCC pursuant to Section 253 of the DGCL. A true copy of such resolutions is annexed hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

        FOURTH:    JK Holdings Corporation, a Delaware corporation and the sole stockholder of Huntsman, has approved the merger of Huntsman into TCC by written consent dated April 13, 1994 pursuant to Sections 228 and 253 of the DGCL.

        FIFTH:    At the effective time of this Certificate of Ownership the name of the surviving corporation shall be changed to "Huntsman Corporation."

        SIXTH:    The Certificate of Incorporation of TCC shall be the Certificate of Incorporation of the surviving corporation except that it shall be amended to read in its entirety as set forth in Appendix I to the attached Exhibit A.

        IN WITNESS WHEREOF, Huntsman Corporation has caused this Certificate of Ownership and Merger to be signed by its duly authorized officers this 21stday of April, 1994.

HUNTSMAN CORPORATION
		By:	/s/ JON M. HUNTSMAN
			Name:	Jon M. Huntsman
			Title:	Chairman of the Board and Chief Executive Officer
Attest:
/s/ RICHARD P. DURHAM
Name:	Richard P. Durham
Title:	Secretary

EXHIBIT A

CERTAIN RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

OF

HUNTSMAN CORPORATION

BY UNAMIMOUS WRITTEN CONSENT DATED APRIL 13, 1994

        RESOLVED, that the Board of Directors of the Corporation hereby approves the merger (the "Merger") of the Corporation with and into Texaco Chemical Company, a Delaware corporation ("TCC"), which shall be the surviving corporation (the "Surviving Corporation"), pursuant to Section 253 of the DGCL; and further

        RESOLVED, that the Surviving Corporation shall survive under the name "Huntsman Corporation"; and further

        RESOLVED, that the terms and conditions of the Merger are as follows: (i) each outstanding share of common stock, par value $100.00, of TCC held by the Corporation immediately prior to the time at which the Merger becomes effective (the "Effective Time") shall, by virtue of the Merger and without any action on the part of the Corporation, be cancelled and retired and cease to exist, and (ii) each share of common stock, par value $.01, of the Corporation issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Corporation, be converted into and exchangeable for one share of common stock of the Surviving Corporation, and shall be distributed pro rata to JK Holdings Corporation, a Delaware corporation and the sole stockholder of the Corporation prior to the Effective Time; and further

        RESOLVED, that the Certificate of Incorporation of TCC shall be the Certificate of Incorporation of the Surviving Corporation, except that it shall be amended to read in its entirety as set forth in Appendix 1 hereto; and further

        RESOLVED, that the Chairman of the Board and the Secretary be, and each of them hereby is, authorized and directed to execute and acknowledge in the name and on behalf of the Corporation a Certificate of Ownership and Merger setting forth, among other things, a copy of these resolutions and the date of their adoption; and that such officers are hereby authorized and directed to cause such executed Certificate to be filed in the Office of the Secretary of State of the State of Delaware and to cause certified copies of such Certificate to be recorded in the Office of the Recorder of Deeds of the appropriate County, all in accordance with Sections 153 and 253 of the DGCL; and further

        RESOLVED, that the Merger shall become effective and the corporate existence of this Corporation shall cease upon the filing of such Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL; and further

        RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to take all such further actions, to execute on behalf of the Corporation all such further actions, to execute on behalf of the Corporation all such other instruments and documents on behalf and in the name of the Corporation and to pay all such fees and expenses as they may deem necessary, appropriate or advisable in order to carry out fully the intent and purposes of the foregoing resolutions; and further

        RESOLVED, that all actions heretofore taken by any officer of the Corporation in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.

APPENDIX I
TO EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

HUNTMSAN CORPORATATION

        FIRST:    The name of the Corporation is Huntsman Corporation (hereinafter the "Corporation").

        SECOND:    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

        FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, each having a par value of one penny ($.01).

        FIFTH:    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1)   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2)   The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3)   The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.

        Election of directors need not be by written ballot unless the By-Laws so provide.

          (4)   No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5)   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not be adopted.

        SIXTH:    Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

        SEVENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

QuickLinks

CERTIFICATE OF OWNERSHIP AND MERGER OF HUNTSMAN CORPORATION INTO TEXACO CHEMICAL COMPANY
  EXHIBIT A
CERTAIN RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF HUNTSMAN CORPORATION BY UNAMIMOUS WRITTEN CONSENT DATED APRIL 13, 1994
  APPENDIX I TO EXHIBIT A
CERTIFICATE OF INCORPORATION OF HUNTMSAN CORPORATATION